ARTICLES OF INCORPORATION
                          OF
                   KOPP FUNDS, INC.

     For the purpose of forming a corporation pursuant to the provisions of Minnesota Statutes, Chapter 302A
(the "MBCA"), the following Articles of Incorporation are adopted:

                       ARTICLE I

     The name of the corporation (the "Corporation") is Kopp Funds, Inc.

                      ARTICLE II

     The location of the Corporation's registered office is 7701 France Avenue South, Suite 500, Edina,
Minnesota 55435. The name of the Corporation's registered agent at that address is Kathleen S.
Tillotson.

                      ARTICLE III

     The total authorized number of shares of the Corporation is ten billion (10,000,000,000), all of which shall be common shares, par value $0.01 per share, initially consisting of a single class designated as Common Stock.

     The Corporation may issue fractional shares. Any fractional shares shall carry proportionately all the rights of whole shares, including, without limitation, the right to vote and the right to receive dividends and distributions.

     The shares may be classified by the Board of Directors into one or more classes with such relative rights and preferences as shall be stated or expressed in a resolution or resolutions providing for the issue of any such class or classes as may be adopted from time to time by the Board of Directors of the Corporation pursuant to the authority vested in the Board of Directors and the MBCA, Section 302A.401,
Subd. 3, or any successor provision.

     The shares of each class may be divided by the Board of Directors into one or more series with such relative rights and preferences as shall be stated or expressed in a resolution or resolutions providing for the issue of any such series as may be adopted from time to time by the Board of Directors of the Corporation pursuant to the authority vested in the Board of Directors and the MBCA, Section 302A.401,
Subd. 3, or any successor provision.

     For purposes of the Corporation's Registration
Statement filed with the Securities and Exchange
Commission under the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended (the
"1940 Act"), including all prospectuses and Statements of Additional Information, and other reports filed under the 1940 Act, references therein to "classes" of the Corporation's Common Stock shall mean "series" as used in these Articles of Incorporation and the MBCA, and references therein to "series" shall mean
"classes," as used in these Articles of Incorporation and the MBCA.

                      ARTICLE IV

     The shareholders of each class of shares of the Corporation shall not have the right to cumulate votes for the election of directors.

                       ARTICLE V

     The shareholders of each class of shares shall have no preemptive right to subscribe to any issue of shares of any class or series of the Corporation now or hereafter created, designated or classified.

                      ARTICLE VI

     A description of the relative rights and preferences of all classes or series of shares is as follows, unless otherwise set forth in one or more amendments to these Articles of Incorporation or in the resolution providing for the issue of such classes or series:

     a. All holders of shares shall vote as a single class and series, except with respect to any matter which affects only one or more classes or series of shares, in which case only the holders of shares of the class or series so affected shall be entitled to vote.

     b. The assets and liabilities and the income and expenses for each class shall be attributable to that class. The assets and liabilities and the income and expenses of each series within a class shall be determined separately and, accordingly, the net asset value of shares may vary from series to series within a class. The income or gain and the expense or liabilities of the Corporation shall be allocated to each class or series as determined by or under the direction of the Board of Directors.

     c.   Shares of each class or series shall be
entitled to such dividends or distributions, in shares, cash or other property, as may be declared from time to time by the Board of Directors, and to the extent permitted by the MBCA as now enacted or hereafter amended, with respect to such class or series.
Dividends or distributions shall be paid on shares of a class or series only out of the assets belonging to that class or series.

     d.   In the event of the liquidation or
dissolution of the Corporation, the holders of a class or series shall be entitled to receive, as a class or series, out of the assets available for distribution to shareholders, the assets belonging to that class or series less the liabilities allocated to that class or series. The assets so distributable to the holders of a class or series shall be distributed among such holders in proportion to the number of shares of that class or series held by them and recorded on the books of the Corporation. In the event that there are any assets available for distribution that are not attributable to any particular class or series, such assets shall be allocated to all classes or series in proportion to the net asset value of the respective class or series.

     e.   With the approval of a majority of the
shareholders of each of the affected classes or series of shares present in person or by proxy at a meeting called for the following purpose, the Board of Directors may transfer the assets of any class or series of shares to any other class or series; provided that at least 10% of the issued and outstanding shares of the affected class or series is present at such meeting in person or by proxy. Upon such a transfer, the Corporation shall issue shares representing interests in the class or series of shares to which the assets were transferred in exchange for all shares representing interests in the class or series from which the assets were transferred. Such shares shall be exchanged at their respective net asset values.

      f.    Subject to the suspension of the  right  of
redemption  or postponement of the date of  payment  or
satisfaction  upon  redemption in accordance  with  the
1940  Act,  each holder of any class or series  of  the
Common Stock of the Corporation, upon request and after
complying with the redemption procedures established by
or  under  the  supervision of the Board of  Directors,
shall  be entitled to require the Corporation to redeem
out  of legally available funds all or any part of  the
Common Stock standing in the name of such holder on the
books  of  the Corporation at the net asset  value  (as
determined  in accordance with the 1940  Act)  of  such
shares  (less any applicable redemption fee).   Payment
of any redemption may be made in cash or other assets of the Corporation. Any such redeemed shares shall be cancelled and restored to the status of authorized but unissued shares.


                      ARTICLE VII

     The following additional provisions, when consistent with law, are hereby established for the management of the business of the Corporation, for the conduct of the affairs of the Corporation and for the purpose of describing certain specific powers of the Corporation and of its directors and shareholders.

     a. In furtherance and not in limitation of the powers conferred by statute and pursuant to these Articles of Incorporation, the Board of Directors is expressly authorized to do the following:

          (i)  to distribute, in its discretion, for
     any fiscal year (in the year or in the next fiscal year) as ordinary dividends and as capital gains distributions, respectively, amounts sufficient to enable each class or series of shares to qualify under the Internal Revenue Code as a regulated investment company to avoid any liability for federal income tax in respect of such year. Any distribution or dividend paid to shareholders from any capital source shall be accompanied by a written statement showing the source or sources of such payment;

          (ii) to authorize, subject to such vote, consent, or approval of shareholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the execution and performance by the Corporation of any agreement or agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render managerial, investment advisory, distribution, transfer agent, accounting and/or other services to the Corporation
     (including, if deemed advisable, the management or supervision of the investment portfolios of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements;

          (iii)     to authorize any agreement of the
     character described in subparagraph (ii) of this paragraph (a) with any person, corporation, association, company, trust, partnership (limited or general) or other organization, although one or more of the members of the Board of Directors or officers of the Corporation may be the other party to any such agreement or an officer, director, employee, shareholder, or member of such other party, and no such agreement shall be invalidated or rendered voidable merely by reason of the existence of any such relationship;

          (iv) to allot and authorize the issuance and sale of the authorized but unissued shares of any class or series from time to time and in such amounts and on such terms and conditions, for such purposes and for such amounts or kind of consideration as the Board of Directors shall determine, subject to any limits required by then applicable law;

          (v)  to accept or reject subscriptions for
     shares of any class or series thereof, made after incorporation;

          (vi) to take any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, without a meeting pursuant to a writing signed by that number of directors or committee members that would be required to take the same action at a meeting of the Board of Directors or committee thereof at which all directors or committee members were present; and

          (vii)     to determine what constitutes net
     income, total assets and the net asset value of the shares of each class or series of the Corporation. Any such determination made in good faith shall be final and conclusive, and shall be binding upon the Corporation and all holders
     (past, present and future) of shares of each class or series.

      b.   The Board may authorize the Corporation,  at
its  option  and  to  the extent permitted  by  and  in
accordance with the 1940 Act, to redeem any  shares  of
Common  Stock of any class or series of the Corporation
owned  by  any  shareholder under circumstances  deemed
appropriate  by  the  Board of Directors  in  its  sole
discretion   from  time  to  time,  including   without
limitation  the  failure  to maintain  ownership  of  a
specified  minimum number or value of shares of  Common
Stock of any class or series of the Corporation, at the
net  asset value (as determined in accordance with  the
1940   Act)   of  such  shares  (less  any   applicable
redemption fee).

      c. The Board may, upon reasonable notice to the holders of Common Stock of any class or series of the Corporation, impose a fee for the redemption of shares, such fee to be not in excess of the amount set forth in the Corporation's then existing By-Laws and to apply in the case of such redemptions and under such terms and conditions as the Board of Directors shall determine.
The Board of Directors shall have the authority to rescind imposition of any such fee in its discretion and to reimpose the redemption fee from time to time upon reasonable notice.

      d.    With  respect to any class or  series,  the
Board may adopt provisions to seek to maintain a stable
net   asset  value  per  share.  Without  limiting  the
foregoing,  the  Board of Directors may determine  that
the  net  asset value per share of any class or  series
should be maintained at a designated constant value and
may   establish   procedures,  not  inconsistent   with
applicable   law,  to  accomplish  that  result.   Such
procedures may include a requirement, in the event of a net loss with respect to the particular class or series from time to time, for automatic pro rata capital contributions from each shareholder of that class or series in amounts sufficient to maintain the designated constant share value.

     e. Except as provided in the next sentence of this paragraph, shares of any class or series, hereafter issued which are redeemed, exchanged, or otherwise acquired by the Corporation shall return to the status of authorized and unissued shares of such class or series. Upon the redemption, exchange or other acquisition by the Corporation of all outstanding shares of any class or series hereafter issued, such shares shall return to the status of authorized and unissued shares without designation as to class (if no shares of the class remain outstanding) or with the same designation as to class, but no designation as to series within such class (if shares of such class remain outstanding, but no shares of such series thereof remain outstanding), and all provisions of these Articles of Incorporation relating to such class, or series thereof (including, without limitation, any statement establishing or fixing the rights and preferences of such class, or series thereof), shall cease to be of further effect and shall cease to be a part of these Articles of Incorporation. Upon the occurrence of such events, the Board of Directors shall have the power, pursuant to MBCA Section 302A.135, Subdivision 5, or any successor provision, and without shareholder action, to cause restated Articles of Incorporation of the Corporation to be prepared and filed with the Secretary of State of Minnesota which reflect such removal from these Articles of Incorporation of all such provisions relating to such class or series thereof.

     f. The determination as to any of the following matters made by or pursuant to the direction of the Board of Directors consistent with these Articles of Incorporation and in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of duties, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares: namely, the amount of the assets, obligations, liabilities and expenses of each class or series of shares of the Corporation; the amount of the net income of the Corporation from dividends and interest for any period and the amount of assets at any time legally available for the payment of dividends in each class or series of shares; the amount of paid-in surplus, other surplus, annual or other net profits, or net assets in excess of capital, undivided profits, or excess of profits over losses on sales of securities of each class or series of shares; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the market value, or any sale, bid or asked price to be applied in determining the market value, of any security owned or held by or in each class or series of shares of the Corporation; the fair value of any other asset owned by or in each class or series of shares of the Corporation; the number of shares of each class or series of the Corporation issued or issuable; any matter relating to the acquisition, holding and disposition of securities and other assets by each class or series of shares of the Corporation; and any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of, any securities.

     g. The Board of Directors or the shareholders of the Corporation may adopt, amend, affirm or reject investment policies and restrictions upon investment or the use of assets of each class or series of shares of the Corporation and may designate some such policies as fundamental and not subject to change other than by a vote of a majority of the outstanding voting securities, as such phrase is defined in the 1940 Act, of the affected class or series of shares of the Corporation.

                     ARTICLE VIII

     a. The Corporation shall indemnify such persons for such expenses and liabilities, in such manner, under such circumstances, and to the full extent permitted by Section 302A.521 of the MBCA, as now enacted or hereafter amended.

     b. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the Corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
(iii) liability based on the payment of an improper dividend or an improper repurchase of the Corporation's stock under MBCA Section 302A.559 or on the sale of unregistered securities or securities fraud under MBCA
80A.23; or (iv) liability for any transaction from which the director derived an improper personal benefit. If the MBCA is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the MBCA, as amended. Any repeal or modification of this Article VIII by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     c. Paragraphs (a) and (b) of this Article VIII are qualified by Section 17(h) of the 1940 Act which provides that neither the articles of incorporation nor the bylaws of any registered investment company may contain any provision which protects or purports to protect any director or officer of such company against any liability to the company or to its security holders to which such officer or director would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                      ARTICLE IX

     The name of the Corporation's first director, who shall serve until the first regular meeting of shareholders or until his successor is elected and qualified, is:

                         Mr. LeRoy C. Kopp

                       ARTICLE X

     The name and address of the incorporator, who is a natural person of full age, is:

                         Carol A. Gehl
                         Godfrey & Kahn, S.C.
                         780 N. Water Street
                         Milwaukee, WI  53202


     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation on this 11th day of June, 1997.

                          Carol A. Gehl, Incorporator